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                                EXHIBIT 4.5(b)

First Supplemental Indenture dated as of April 22, 1996 among the Registrant,
    Hudson General LLC and Chemical Bank Delaware to Indenture dated as of
                                July 1, 1986.

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                  FIRST SUPPLEMENTAL INDENTURE, dated as of April 22, 1996,
among Hudson General Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), Hudson General LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the "LLC", which term includes any successor corporation under the Indenture hereinafter referred to and, together with the Company, the "Issuers") and Chemical Bank Delaware, a Delaware banking corporation (the "Trustee", which term includes any successor trustee under the Indenture hereinafter referred to).

                                   WITNESSETH:

                  WHEREAS, for its lawful corporate purposes, the Company duly authorized the issue of its 7% Convertible Subordinated Debentures Due 2011 (the "Debentures") and, to provide the terms and conditions upon which the Debentures were to be authenticated, issued and delivered, the Company duly authorized the execution of an indenture, dated as of July 1, 1986 (the "Existing Indenture", and the Existing Indenture, as it may from time to time be supplemented or amended by one or more additional indentures supplemental thereto entered into pursuant to the applicable provisions thereof, being hereinafter called the "Indenture"); and

                  WHEREAS, there were issued under the Existing Indenture Debentures in the aggregate principal amount of $30,000,000; and

                  WHEREAS, the Company proposes to transfer substantially all of the assets of its aviation services business to the LLC (the "Transfer"); and

                  WHEREAS, the Transfer would violate Section 12.01 of the Existing Indenture but for the execution and delivery of a supplemental indenture providing that the LLC assume the due and punctual payment of the principal of, and premium, if any, and interest on all the Debentures, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company; and
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                  WHEREAS, the LLC desires in and by this First Supplemental
Indenture, pursuant to and as contemplated by Section 12.01 and 11.01 of the Existing Indenture, to assume such obligations; and

                  WHEREAS, all acts and things necessary to make this First Supplemental Indenture a valid agreement of the Company and the LLC, in accordance with its terms, have been done;

                  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE
WITNESSETH:

                  That, for and in consideration of the premises and of the sum of one dollar duly paid to it by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company and the LLC covenant and agree with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures, as follows:

                                   ARTICLE 100

Assumption of Obligations of the Company; Acknowledgment of the Company; Joint and Several Obligations.

                  Section 101. Assumption of Obligations of the Company. Pursuant to Section 12.01 of the Existing Indenture, the LLC hereby expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on all the Debentures, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company.

                  Section 102. Acknowledgment of the Company. The Company hereby expressly acknowledges that it remains liable as a co-obligor together with the LLC with respect to the obligations set forth in Section 101 above and that, upon conversion of the Debentures, holders will remain entitled to receive Common Stock of the Company.

                  Section 103. Joint and Several Obligations. The Company and the LLC acknowledge that their obligations under the Indenture and the Debentures are joint and several.



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                                   ARTICLE 200

                                Debenture Legend

                  Section 201. Form of Legend. After the provisions of this First Supplemental Indenture become operative pursuant to Section 307 below, the Trustee may continue to use certificates for the Debentures in the form set forth in the Existing Indenture, which Debenture certificates may be legended substantially to the following effect:

         HUDSON GENERAL LLC, A LIMITED LIABILITY COMPANY DULY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE ("HUDSON LLC"), HAS EXPRESSLY ASSUMED, PURSUANT TO THE TERMS OF A FIRST SUPPLEMENTAL INDENTURE, DATED AS OF APRIL __, 1996, BETWEEN HUDSON GENERAL CORPORATION, A CORPORATION DULY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE ("HUDSON GENERAL"), HUDSON LLC AND CHEMICAL BANK DELAWARE, AS TRUSTEE, AS A CO-OBLIGOR THE DUE AND PUNCTUAL PAYMENT OF THE PRINCIPAL OF, AND PREMIUM, IF ANY, AND INTEREST ON ALL THE DEBENTURES, ACCORDING TO THEIR TENOR, AND THE DUE AND PUNCTUAL PERFORMANCE AND OBSERVANCE OF ALL THE COVENANTS AND CONDITIONS OF THE INDENTURE TO BE PERFORMED BY HUDSON GENERAL.

                                   ARTICLE 300

                                Sundry Provisions

                  Section 301. Instruments to be Read Together. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Existing Indenture, and said Existing Indenture and this First Supplemental Indenture shall henceforth be read together.

                  Section 302. Confirmation. The Existing Indenture as amended and supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

                  Section 303. Terms Defined. (a) Except as provided in this First Supplemental Indenture, all capitalized terms used herein shall have the same meanings set forth in the Existing Indenture, it being understood


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that, except as provided in this Section 303, the term "Company", as used in the
Existing Indenture, shall refer to both of the Issuers unless the context requires otherwise.

                  (b) Notwithstanding subsection (a) of this Section 303, the term "Company," as used in (i) the definition of "Common Stock" in Section 1.01 of the Existing Indenture, (ii) the fifth and seventh sentences of Section 4.02 (other than references to notice contained in such seventh sentence) and the first paragraph of Section 4.09 of the Existing Indenture, (iii) Sections 4.04, 4.05, 4.06 and 4.08 of the Existing Indenture, and (iv) the new definition of "Board of Directors" in subsection (d) of this Section 303, shall refer to Hudson General Corporation (and not Hudson General LLC) until any successor corporation shall have become such with respect to Hudson General Corporation after the date hereof pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor corporation.

                  (c) Notwithstanding subsection (a) of this Section 303, in (i) the definition of "Superior Indebtedness" in Section 1.01 of the Existing Indenture, (ii) Sections 12.01 and 12.02 of the Existing Indenture, and (iii) Article Sixteen of the Existing Indenture, the term "Company" shall refer to either Hudson General Corporation or Hudson General LLC, as the case may be, but not both, until any successor corporation shall have become such with respect to Hudson General Corporation or Hudson General LLC, as the case may be, after the date hereof pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor corporation.

                  (d) The term "Board of Directors" in Section 1.01 of the Existing Indenture is hereby replaced by a new definition of such term to be included in Section 1.01 of the Indenture, which new definition shall read in its entirety as follows:

         Board of Directors:

                  The term "Board of Directors" shall mean the board of directors of the Company or the member board of the LLC (or a board of directors of any corporate successor to the LLC), as the case may be,


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         or any committee of either of such Boards duly authorized to act hereunder.

                  Section 304. Subordination. Nothing contained in Article Sixteen of the Existing Indenture, as modified by this First Supplemental Indenture, will prevent either the Company or the LLC from making any payment on account of principal of (or premium, if any) or interest on the Debentures, including any purchase of Debentures, if (i) an event of default with respect to the Superior Indebtedness of the other Issuer, or (ii) a dissolution or winding-up or total or partial liquidation or reorganization of the other Issuer, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, shall have occurred and be continuing, unless
(x) one or more events specified in clauses (i) or (ii) above shall have occurred with respect to both Issuers or (y) any Debenture is declared due and payable pursuant to Article Seven of the Existing Indenture before the date specified therein as the fixed date on which the principal thereof is due and payable. Nothing contained in Article Sixteen of the Existing Indenture, as modified by this First Supplemental Indenture, will require, in the case of an event referred to in clause (ii) above with respect to one Issuer and not the other, the payment in full of the Superior Indebtedness of such other Issuer before Debentureholders or the Trustee can receive or retain any assets paid or distributed in respect of the Debentures (for principal, premium, if any, or interest) by or with respect to such first Issuer in connection with such event.

                  Section 305. Corporate Seal. Notwithstanding the provisions of
Section 2.04 of the Existing Indenture, as long as the LLC has no corporate seal, Debentures signed in the name and on behalf of the LLC need not be under a corporate seal.

                  Section 306. Immunity. Section 14.01 of the Existing Indenture is hereby amended to grant the same immunity to members and member representatives of the LLC as was granted to stockholders and directors of the Company.

                  Section 307. Effectiveness. This First Supplemental Indenture shall become a legally effective and binding instrument upon the execution and delivery hereof


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by all parties hereto but the provisions hereof shall only become operative upon the date on which the Transfer occurs. The Company agrees to provide the Trustee with prompt written notice of the occurrence of the Transfer.

                  Section 308. Notices. Any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the LLC may be given or served in the manner specified in Section 15.03 of the Existing Indenture to the same address specified pursuant thereto for the Company.

                  Section 309. Governing Law. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

                  Section 310. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  Section 311. Recitals. The recitals of fact contained herein shall be taken as the statements of the Company and the LLC, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy



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of this First Supplemental Indenture or the due execution hereof by the Company and the LLC.

                  IN WITNESS WHEREOF, Hudson General Corporation has caused this First Supplemental Indenture to be signed and acknowledged by its President and its corporate seal to be affixed hereunto and the same to be attested by its Secretary or an Assistant Secretary, Hudson General LLC has caused this First Supplemental Indenture to be signed and acknowledged by its President and the same to be attested by its Secretary or an Assistant Secretary, and Chemical Bank Delaware has caused this First Supplemental Indenture to be signed and acknowledged by one of its Senior Trust Officers or Trust Officers and its corporate seal to be affixed hereunto and the same to be attested by its Secretary or an Assistant Secretary, as of the day and year first written above.

                                          HUDSON GENERAL CORPORATION



                                          By  /s/ Jay B. Langner
                                             -----------------------------------
                                          Name:  Jay B. Langner
                                          Title: President

Attest:


/s/ (Signature Illegible)
- ----------------------
  Secretary

[SEAL]

                                          HUDSON GENERAL LLC



                                          By  /s/ Jay B. Langner
                                             -----------------------------------
                                          Name:  Jay B. Langner
                                          Title:  President

Attest:


/s/ (Signature Illegible)
- ----------------------
  Secretary


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                                       CHEMICAL BANK DELAWARE



                                       By  /s/ John J. Cashin
                                          --------------------------------------
                                       Name:  John J. Cashin
                                       Title: Senior Trust Officer

Attest:



/s/ (Signature Illegible)
- ----------------------
  Secretary

[SEAL]


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STATE OF NEW YORK)
                 ) ss.:
COUNTY OF NASSAU )


                  On the 19th day of April, in the year 1996, before me personally came Jay B. Langner, to me known, who, being by me duly sworn, did depose and say that he resides at 51 Pinesbridge Road, Ossining, New York 10562; that he is President of HUDSON GENERAL CORPORATION, one of the entities described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                            /s/ Jeanne Leeds
                                           ---------------------------
                                           Notary Public
[Notarial Seal]


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STATE OF NEW YORK)
                 ) ss.:
COUNTY OF NASSAU )

                  On the 19th day of April, in the year 1996, before me personally came Jay B. Langner, to me known, who, being by me duly sworn, did depose and say that he resides at 51 Pinesbridge Road, Ossining, New York 10562; that he is President of HUDSON GENERAL LLC, one of the entities described in and which executed the above instrument; and that he signed his name thereto by authority of the members of said limited liability company.



                                          /s/ Jeanne Leeds
                                          ---------------------------
                                           Notary Public
[Notarial Seal]


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STATE OF Delaware   )
                    ) ss.:
COUNTY OF New Castle)

                  On the 22nd day of April, in the year 1996, before me personally came John J. Cashin, to me known, who, being by me duly sworn, did depose and say that he resides at 20 McCarthy Dr., Chadds Ford, PA 19317; that he is Senior Trust Officer of CHEMICAL BANK DELAWARE, one of the entities described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                      /s/ Karen M. Garber
                                      -------------------------------
                                      Notary Public
[Notarial Seal]



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